Exhibit 4.13

AMENDMENT AND LIMITED WAIVER TO THE NOTE AGREEMENTS

This AMENDMENT AND LIMITED WAIVER TO THE NOTE AGREEMENTS (this “Amendment and Waiver”) is dated as of April 1, 2009 and is made with reference to (i) that certain Purchase Agreement dated as of July 17, 2006 as amended by that certain First Amendment to Purchase Agreement dated as of March 12, 2008 and by that certain Second Amendment to Purchase Agreement dated as of September 26, 2008, among NextWave Wireless LLC, a Delaware limited liability company (“NextWave”), NextWave Broadband Inc., a Delaware corporation (“Broadband”), as a guarantor, certain other guarantors named therein, certain purchasers named therein and The Bank of New York (“BONY”), as Collateral Agent (the “First Lien Purchase Agreement”), (ii) that certain Second Lien Subordinated Note Purchase Agreement dated as of October 9, 2008, among NextWave, NextWave Wireless Inc., a Delaware corporation (“Parent”), Broadband, as a guarantor, certain other guarantors named therein, certain purchasers named therein and BONY, as Collateral Agent (the “Second Lien Purchase Agreement”), and (iii) that certain Third Lien Subordinated Exchange Note Exchange Agreement dated as of October 9, 2008, among NextWave, Parent, Broadband, as a guarantor, certain other guarantors named therein, certain purchasers named therein and BONY, as Collateral Agent (the “Third Lien Exchange Agreement”, and together with the First Lien Purchase Agreement and the Second Lien Purchase Agreement, each a “Note Agreement” and, collectively, the “Note Agreements”). Capitalized terms used, but not defined herein, shall have the respective meanings ascribed thereto in the applicable Note Agreement.

WHEREAS, in order to increase the funds available for use by NextWave and its Subsidiaries, the requisite Holders under each of the First Lien Purchase Agreement and the Second Lien Purchase Agreement (collectively, the “Senior Holders”) are willing to amend the respective Note Agreements to decrease the Minimum Balance Condition to $5,000,000;

WHEREAS, the Required Holders party to the First Lien Purchase Agreement (as designated on the signature pages hereto) are willing to amend Section 1.1 of the First Lien Purchase Agreement to permit electing Holders to receive payment in kind interest at an increased rate per annum, subject to the ability of NextWave to elect to pay interest in cash;

WHEREAS, the noteholders party hereto are willing to (i) amend each of the Note Agreements to permit the incurrence of additional Indebtedness up to an aggregate amount of $25,000,000 of notes under the Second Lien Purchase Agreement, or, in the alternative, (ii) permit a security interest in the Collateral to be granted in connection with the previously permitted working capital facility on a pari passu basis with the Holders under the Second Lien Purchase Agreement;

WHEREAS, Broadband holds assets related to its semiconductor business, which business includes both the development of mobile broadband semiconductors based on WiMAX, an emerging OFDM-based wireless standard and also the supply of multi-band

RF semiconductors and digital baseband WiMAX semiconductors to wireless device manufacturers (collectively, the “Business”);

WHEREAS, Broadband may consider a sale of substantially all of the assets of the Business in exchange for consideration consisting of a combination of cash proceeds and equity (a “Semiconductor Sale”);

WHEREAS,Section 5.14(a)(C) of the First Lien Purchase Agreement, Section 5.14(a)(3) of the Second Lien Purchase Agreement and Section 5.14(a)(3) of the Third Lien Exchange Agreement (collectively, the “Cash Sale Requirements”) each prohibit Broadband from entering into any Asset Sale, including a Semiconductor Sale, unless all consideration received by Broadband in such Asset Sale is in the form of cash or cash equivalents;

WHEREAS, the noteholders party hereto are willing to waive the Cash Sale Requirements solely for the purpose of allowing Broadband to enter into a Semiconductor Sale;

WHEREAS, since December 1, 2008 (the “Waiver Effective Date”), one or more Defaults or Events of Default have existed under Section 5.26 of the First Lien Purchase Agreement and Section 5.27 of the Second Lien Purchase Agreement relating to the delivery of a Six-Month Budget for the period beginning on December 28, 2008 and related monthly reports for December 2008, January 2009, February 2009 and March 2009 (the “Existing Defaults”); and

WHEREAS, the noteholders party hereto are willing to waive the Existing Defaults effective as of the Waiver Effective Date for the purpose of allowing NextWave additional time for the preparation of the required consolidated budget and related monthly reports.

NOW, THEREFORE, in consideration of the premises set forth herein and in order to induce the noteholders party hereto to enter into this Amendment and Waiver and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.	Amendments to First Lien Purchase Agreement.
(a)	Amendment Regarding PIK Interest.

(i)        Section 1.1 of the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“1.1Issuance of Notes.

(a) The Company has authorized and issued $350,000,000 in aggregate principal amount of its 7% Senior Secured Notes due July 14, 2010 (the “Notes”). The Notes were issued in the form

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attached hereto as Exhibit A and at the purchase price set forth on Schedule 1.2A, with original issue discount as further described below. The Notes have been and shall at all times be secured pursuant to the Collateral Documents and guarantied by the Guarantors and the Parent in accordance with this Agreement. Interest will accrue on the full principal amount of the Notes at the Applicable Interest Rate, payable semi-annually in arrears in accordance with Section 1.1(b) (except for Payment Default Interest, which shall be payable on demand in cash) and as further described in this Agreement and the Notes. The Notes are subject to optional redemption, mandatory redemption and an obligation to make a repurchase offer upon the occurrence of a Change of Control, in each case as further set forth in this Agreement and the Notes.

(b) On each applicable interest payment date, interest shall be payable in cash through wire transfer of immediately available funds to the accounts designated by the applicable Holder. Notwithstanding anything herein to the contrary, at the Company’s election (each such election, a “PIK Election”) in lieu of a cash payment of interest, any given payment of interest on the PIK Notes (other than payments of Payment Default Interest, which shall be payable on demand in cash) may be paid in kind by increasing the outstanding Principal Amount under such PIK Notes by an amount equal to the interest due on such PIK Notes on such interest payment date (each such amount a “PIK Principal Amount”). Any PIK Principal Amount shall be added to the outstanding Principal Amount effective as of the applicable interest payment date to which the corresponding PIK Election applies; provided, however, that the amount equal to 500 basis points (out of the total of 1200 basis points) of the PIK Principal Amount added to the outstanding Principal Amount as of any date shall be subordinated in right of payment to all other payments in respect of the Notes and the Holders shall enter into any necessary amendment to the Intercreditor Agreement to reflect this arrangement. It shall be presumed, without any further action on the part of the Company, that the Company is electing to pay all future payments of interest on the PIK Notes by making a PIK Election unless the Company has, no later than two (2) Business Days prior to each relevant interest payment date, delivered to the Holders of the PIK Notes written notice that the Company intends to make a cash payment of interest in lieu of a PIK Election for such interest payment date.

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(c) Capitalized terms used herein without definition have the meanings assigned to them in Article IX hereof.”

(ii)       The definition of “Applicable Interest Rate” in the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

““Applicable Interest Rate” means a rate of 7% per annum; provided, that (i) for any payments of interest pursuant to a PIK Election, the Applicable Interest Rate shall be increased to 12% per annum, (ii) if a Budget Default or any Payment Default has occurred and is continuing, the Applicable Interest Rate shall be increased to include Budget Default Interest or Payment Default Interest, respectively (in addition to any applicable increase pursuant to subsections (i) and (iii) of this definition), and (iii) if an Asset Sale Default has occurred, the Applicable Interest Rate shall be increased to include Asset Sale Default Interest (in addition to any increase pursuant to subsections (i) and (ii) of this definition).”

(iii)      A definition of “PIK Election” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

““PIK Election” has the meaning set forth in Section 1.1(b).”

(iv)      A definition of “PIK Notes” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

““PIK Notes” means those Notes the Holders of which as of March 31, 2009 consented to the payment in kind of interest at the election of the Company, as indicated on such Holder’s signature page to that certain Amendment and Waiver dated as of March 31, 2009. For the avoidance of doubt, PIK Notes shall remain PIK Notes regardless of any subsequent transfer of such Notes.

(v)       A definition of “PIK Principal Amount” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

““PIK Principal Amount” has the meaning set forth in Section 1.1(b).”

(vi)      A definition of “Second Lien Notes” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

“"Second Lien Notes” means (i) the $105,263,157 in aggregate principal amount of senior-subordinated secured second lien notes of the Company due December 31, 2010 issued on October 9, 2008 plus (ii) any senior-subordinated secured second lien

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notes of the Company due December 31, 2010 evidencing any Incremental Indebtedness (as defined in the Second Lien Purchase Agreement) not to exceed an aggregate principal amount of $25,000,000, or, in each case, such lesser amount of such notes as the same may be reduced pursuant to redemption, repayment or otherwise as required or permitted by the Second Lien Purchase Agreement and the Intercreditor Agreement. After any refinancing, extension or replacement of any Indebtedness under such senior-subordinated secured second lien notes of the Company pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Notes” shall mean any notes evidencing the Indebtedness of the Company incurred in connection with such refinancing, extension or replacement."

(b)       Decrease in amount of “Minimum Balance Condition”. Subclause (ii) of Section 5.26(b) of the First Lien Purchase Agreement is hereby amended by deleting the number “15,000,000” and replacing it with the number “5,000,000.”

(c)	Increase in Second Lien Permitted Indebtedness.

(i)        Section 5.13(g) of the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“(g) solely for the purpose of funding a working capital line of credit, the Company and its Subsidiaries may become and remain liable with respect to additional Indebtedness in an aggregate principal amount of up to $25,000,000; provided, that such Indebtedness (i) is secured (if at all) solely by (x) accounts receivable, (y) revenue contracts and (z) inventory of the Company and its Subsidiaries, in each case to the extent not constituting Collateral; such items (x) through (z) in this subclause (i) being hereinafter referred to as the “Working Capital Collateral”), and (ii) is negotiated and approved by the COO; provided, further, that, notwithstanding anything herein to the contrary, (A) so long as no Incremental Indebtedness has been issued, such working capital line may be additionally secured (a “Secured Working Capital Line”) by a second lien security interest in the Collateral (as defined in the Second Lien Note Purchase Agreement) on a pari passu basis with the then current second lien Holders (as defined in the Second Lien Note Purchase Agreement), but only to the extent that (s) such Secured Working Capital Line is subordinated in right of payment with respect to the Collateral on a pari passu basis with the then-existing Holders of Second Lien Notes and also subject to the provisions of the Intercreditor Agreement with respect to the Collateral, it being understood that the lenders under the Secured Working Capital Line shall be entitled to exercise all the rights of a

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senior creditor with respect to the Secured Working Capital Line and a of first priority secured creditor with respect to the Working Capital Collateral, and (t) the lenders under the Secured Working Capital Line join as parties to an amended Intercreditor Agreement with respect thereto, (B) the Holders hereby consent to, approve of and authorize and direct the Note Parties and the Collateral Agent to prepare and enter into amendments to the Intercreditor Agreement to effectuate the arrangements described in the above subclause (A) with the lenders under the Secured Working Capital Line and hereby agree to execute any such amendments as may be requested by the Note Parties, and (C) the Holders hereby acknowledge and agree that any disposition of Working Capital Collateral is not intended to and shall not constitute an Asset Sale hereunder;”

(ii)       The words “Second Lien Notes” in Section 5.29 of the First Lien Purchase Agreement are hereby deleted in each location they appear and replaced with the words “Second Lien Indebtedness and Secured Working Capital Line.”

(iii)      The definition of “Second Lien Indebtedness” in the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

““Second Lien Indebtedness” means (i) Indebtedness of the Company (and any related guaranties by the Parent or its Subsidiaries) in such initial aggregate principal amount as is actually issued by the Company on the Effective Date (but not to exceed $105,263,157), plus (ii) so long as no Secured Working Capital Line exists, Indebtedness of the Company (and any related guaranties by the Parent or its Subsidiaries) in such additional initial aggregate principal amount as is actually issued by the Company from time to time pursuant to the Second Lien Note Purchase Agreement (but not to exceed $25,000,000, such additional aggregate principal amount, “Incremental Indebtedness”), plus (iii) with respect to both of the above subclauses (i) and (ii), any principal amount issued as payment-in-kind interest on such Indebtedness, with the holder(s) of such Indebtedness to have a second priority lien on the Collateral (which Collateral shall otherwise remain unencumbered except as permitted under the Note Documents). The Second Lien Indebtedness may only accrue payment-in-kind interest for so long as any Notes are outstanding, must have a maturity date that is later than the Maturity Date on the Notes and its issuance will be subject to the Intercreditor Agreement.”

(iv)      A definition of “Incremental Indebtedness” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

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““Incremental Indebtedness” has the meaning set forth in the definition of “Second Lien Indebtedness.””

(v)       Subclause (13) of the definition of “Permitted Liens” in the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“(13) Liens securing Indebtedness incurred in accordance with Section 5.13(g).”

(vi)      A definition of “Secured Working Capital Line” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

““SecuredWorking Capital Line” has the meaning set forth in Section 5.13(g).”

(vii)     A definition of “Second Lien Note Purchase Agreement” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

““Second Lien Note Purchase Agreement” means that certain Second Lien Subordinated Note Purchase Agreement, dated as of October 9, 2008, by and among the Company, Parent, each guarantor named therein and the purchasers from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.”

(viii)    A definition of “Working Capital Collateral” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

““Working Capital Collateral” has the meaning set forth in Section 5.13(g).”

(ix)      A definition of “Effective Date” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

“”Effective Date” means October 9, 2008.”

(x)       A definition of “Minimum Balance Condition” is hereby added alphabetically to Article IX of the First Lien Purchase Agreement as follows:

“”Minimum Balance Condition” has the meaning set forth in Section 5.26(b).”

Section 2.	Amendments to Second Lien Purchase Agreement.

(a)       Decrease in amount of “Minimum Balance Condition”. Subclause (ii) of Section 5.27(b) of the Second Lien Purchase Agreement is hereby amended by deleting the number “15,000,000” and replacing it with the number “5,000,000.”

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(b)       Increase in Second Lien Indebtedness. The first sentence of Section 1.1 of the Second Lien Purchase Agreement is hereby deleted and replaced with the following sentences:

“On the date hereof, the Company will issue to the Purchasers, $105,263,157 aggregate Stated Value of Senior-Subordinated Secured Second Lien Notes in the form attached hereto as Exhibit A (the “Notes”) and at the agreed purchase price set forth in connection with such issuance on Schedule 1.2A, with the original issue discount as described below. After the date hereof, so long as no Secured Working Capital Line exists, the Company may issue from time to time to the Purchasers or Navation, Inc. or its Affiliates up to $25,000,000 aggregate Stated Value of Notes at the agreed purchase price set forth in connection with such issuance on a supplemental Schedule 1.2A, with such original issue discount as is described therein (“Incremental Indebtedness”). Each of the Holders and the Note Parties hereby consents to, and shall execute and deliver any other documents, instruments, amendments or modifications to this Agreement or any other Note Document as necessary to reflect the issuance of any permitted Incremental Indebtedness.”

(c)       A definition of “Incremental Indebtedness” is hereby added alphabetically to Article IX of the Second Lien Purchase Agreement as follows:

““Incremental Indebtedness” has the meaning set forth in Section 1.1.

(d)       Section 5.13(g) of the Second Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“(g) solely for the purpose of funding a working capital line of credit (a “Working Capital Line”), the Company and its Subsidiaries may become and remain liable with respect to additional Indebtedness in an aggregate principal amount of up to $25,000,000; provided, that such Indebtedness (i) is secured (if at all) solely by (x) accounts receivable, (y) revenue contracts and (z) inventory of the Company and its Subsidiaries, in each case to the extent not constituting Collateral; such items (x) through (z) in this subclause (i) being hereinafter referred to as the “Working Capital Collateral”), and (ii) is negotiated and approved by the COO; provided, further, that, notwithstanding anything herein to the contrary, (A) so long as no Incremental Indebtedness has been issued, such working capital line may be additionally secured (a “Secured Working Capital Line”) by a second lien security interest in the Collateral on a pari passu basis with the then

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existing Holders, but only to the extent that (s) such Secured Working Capital Line is subordinated in right of payment with respect to the Collateral on a pari passu basis with the then-existing Holders and also subject to the provisions of the Intercreditor Agreement with respect to the Collateral, it being understood that the lenders under the Secured Working Capital Line shall be entitled to exercise all the rights of a senior creditor with respect to the Secured Working Capital Line and of a first priority secured creditor with respect to the Working Capital Collateral, and (t) the lenders under the Secured Working Capital Line join as parties to an amended Intercreditor Agreement with respect thereto, (B) the Holders hereby consent to, approve of and authorize and direct the Note Parties and the Collateral Agent to prepare and enter into amendments to the Intercreditor Agreement to effectuate the arrangements described in the above subclause (A) with the lenders under the Secured Working Capital Line and hereby agree to execute any such amendments as may be requested by the Note Parties, (C) the lenders under such Secured Working Capital Line and the then-existing Holders shall enter into an agreement which provides for all such holders to vote as one class in respect of the Notes and the Secured Working Capital Line for the purpose of approving different types of amendments, waivers and modifications, except for (q) votes on amendments, modifications and waivers of the types described in the second proviso to Section 10.3(a), and (r) actions relating to “sacred rights” representations, warranties, covenants, events of default, remedies and other provisions (all to be agreed on by, and satisfactory in form and substance to, the then-existing Holders and the lenders under the Secured Working Capital Line) relating to the Working Capital Collateral or the Secured Working Capital Line or the documentation governing the Working Capital Collateral or the Secured Working Capital Line and (D) the Holders hereby acknowledge and agree that any disposition of Working Capital Collateral is not intended to and shall not constitute an Asset Sale hereunder;”

(e)       A definition of “Secured Working Capital Line” is hereby added alphabetically to Article IX of the Second Lien Purchase Agreement as follows:

““Secured Working Capital Line” has the meaning set forth in Section 5.13(g).”

(f)        A definition of “Working Capital Collateral” is hereby added alphabetically to Article IX of the Second Lien Purchase Agreement as follows:

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““Working Capital Collateral” has the meaning set forth in Section 5.13(g).”

(g)       Section 5.13(a) of the Second Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“(a)     the Company and the Guarantors may become and remain liable with respect to Indebtedness arising or existing under this Agreement (including any Incremental Indebtedness), the Notes, the Guaranty, the other Note Documents, and the First Lien Notes, plus such principal amount of Indebtedness arising or existing under the First Lien Notes that may be issued as payment-in-kind interest on such Indebtedness;”

Section 3.	Amendments to Third Lien Exchange Agreement.

(a)       Section 5.13(a) of the Third Lien Exchange Agreement is hereby amended and restated in its entirety as follows:

“(a)     Parent Issuer and the Guarantors may become and remain liable with respect to Indebtedness arising or existing under this Agreement, the Notes, the Guaranty, the other Note Documents, the First Lien Notes, and the Second Lien Notes, plus such principal amount of Indebtedness arising or existing under the First Lien Notes and Second Lien Notes that may be issued as payment-in-kind interest on such Indebtedness;”

(b)       Section 5.13(g) of the Third Lien Exchange Agreement is hereby amended and restated in its entirety as follows:

“(g) solely for the purpose of funding a working capital line of credit (a “Working Capital Line”), the Company and its Subsidiaries may become and remain liable with respect to additional Indebtedness in an aggregate principal amount of up to $25,000,000; provided, that such Indebtedness (i) is secured (if at all) solely by (x) accounts receivable, (y) revenue contracts and (z) inventory of the Company and its Subsidiaries, in each case to the extent not constituting Collateral (such items (x) through (z) in this subclause (i) being hereinafter referred to as the “Working Capital Collateral”), and (ii) is negotiated and approved by the COO; provided, further, that, notwithstanding anything herein to the contrary, (A) so long as no Incremental Indebtedness (as defined in the Second Lien Purchase Agreement) has been issued, such working capital line may be additionally secured (a “Secured Working Capital Line”) by a second lien security interest in the Collateral (as defined in the Second Lien Note Purchase

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Agreement) on a pari passu basis with the then existing second lien Holders (as defined in the Second Lien Purchase Agreement), but only to the extent that (s) such Secured Working Capital Line is subordinated in right of payment with respect to the Collateral on a pari passu basis with the then-existing second lien Holders (as defined in the Second Lien Purchase Agreement) and also subject to the provisions of the Intercreditor Agreement with respect to the Collateral, it being understood that the lenders under the Secured Working Capital Line shall be entitled to exercise all the rights of a senior creditor with respect to the Secured Working Capital Line and of a first priority secured creditor with respect to the Working Capital Collateral, and (t) the lenders under the Secured Working Capital Line join as parties to an amended Intercreditor Agreement with respect thereto, (B) the Holders hereby consent to, approve of and authorize and direct the Note Parties and the Collateral Agent to prepare and enter into amendments to the Intercreditor Agreement to effectuate the arrangements described in the above subclause (A) with the lenders under the Secured Working Capital Line and hereby agree to execute any such amendments as may be requested by the Note Parties, and (C) the Holders hereby acknowledge and agree that any disposition of Working Capital Collateral is not intended to and shall not constitute an Asset Sale hereunder;”

(c)       The definition of “Second Lien Notes” in the Third Lien Exchange Agreement is hereby amended and restated in its entirety as follows:

““Second Lien Notes” means (i) the $105,263,157 in aggregate principal amount of senior-subordinated secured second lien notes of the Company due December 31, 2010 issued on October 9, 2008 plus (ii) any senior-subordinated secured second lien notes of the Company due December 31, 2010 evidencing any Incremental Indebtedness (as defined in the Second Lien Purchase Agreement) not to exceed an aggregate principal amount of $25,000,000, or, in each case, such lesser amount of such notes as the same may be reduced pursuant to redemption, repayment or otherwise as required or permitted by the Second Lien Purchase Agreement and the Intercreditor Agreement. After any refinancing, extension or replacement of any Indebtedness under such senior-subordinated secured second lien notes of the Company pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Notes” shall mean any notes evidencing the Indebtedness of the Company incurred in connection with such refinancing, extension or replacement.”

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(d)       A definition of “Secured Working Capital Line” is hereby added alphabetically to Article IX of the Third Lien Exchange Agreement as follows:

““Secured Working Capital Line” has the meaning set forth in Section 5.13(g).”

(e)       A definition of “Working Capital Collateral” is hereby added alphabetically to Article IX of the Third Lien Exchange Agreement as follows:

““Working Capital Collateral” has the meaning set forth in Section 5.13(g).”

Section 4.	Limited Waivers to Note Agreements.

(a)       Subject to the terms and conditions of this Amendment and Waiver, and solely to the extent described herein (i) the Required Holders under the First Lien Purchase Agreement hereby waive compliance with Section 5.14(a)(C) of the First Lien Purchase Agreement, (ii) the Required Holders under the Second Lien Purchase Agreement hereby waive compliance with Section 5.14(a)(3) of the Second Lien Purchase Agreement, and (iii) the Required Holders under the Third Lien Exchange Agreement hereby waive compliance with Section 5.14(a)(3) of the Third Lien Exchange Agreement, in each case only to the extent necessary (A) to permit up to 50% of the consideration for a Semiconductor Sale to consist of equity and (B) to permit Broadband to enter into and consummate a Semiconductor Sale.

(b)       Subject to the terms and conditions of this Amendment and Waiver, and solely to the extent described herein (i) the requisite Holders under the First Lien Purchase Agreement hereby waive all Existing Defaults, effective from and after the Waiver Effective Date, and hereby further waive compliance with Section 5.26 of the First Lien Purchase Agreement until April 6, 2009 (the “Deferral Date”), and (ii) the requisite Holders under the Second Lien Purchase Agreement hereby waive all Existing Defaults, effective from and after the Waiver Effective Date, and hereby further agree to waive compliance with Section 5.27 of the Second Lien Purchase Agreement until the Deferral Date, in each case to provide NextWave additional time for the preparation of the required Six-Month Budget, it being further understood and agreed that (A) the Six-Month Budget to be delivered on the Deferral Date shall be prepared for the six month period commencing on March 28, 2009 (the “Second Quarter Six-Month Budget”), and no Six-Month Budget for any earlier period shall be required to be delivered, and (B) the first monthly report to be delivered pursuant to Section 5.26(b) of the First Lien Purchase Agreement and Section 5.27(b) of the Second Lien Purchase Agreement shall be delivered by April 6, 2009, shall be prepared as of March 28, 2009 and will certify as to the Budget Condition in comparison to the opening balance of the Second Quarter Six-Month Budget. The Holders of the First Lien Notes and the Holders of the Second Lien Notes acknowledge that from and after the Waiver Effective Date, in accordance with Section 6.4 of the First Lien Purchase Agreement and Section 6.4 of the Second Lien Purchase Agreement, the Existing Defaults shall cease to exist and be deemed to have

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been cured for every purpose under the respective Note Agreement. For the avoidance of doubt, the Holders of the First Lien Notes and the Holders of the Second Lien Notes hereby waive any and all penalties, fees, default interest rates, rights to acceleration or other remedies in connection with, arising out of or related to the Existing Defaults.

Section 5.       Limitation of Amendment and Waiver. Each limited waiver set forth above shall be limited precisely as written and relate solely to the noncompliance of the Note Parties with the provisions of Sections 5.14(a)(C) and 5.26 of the First Lien Purchase Agreement, Sections 5.14(a)(3) and 5.27 of the Second Lien Purchase Agreement and Section 5.14(a)(3) of the Third Lien Exchange Agreement in the manner and to the extent described in Section 4 of this Amendment and Waiver. Except as explicitly set forth herein, nothing in this Amendment and Waiver shall be deemed to constitute an amendment of or a waiver of compliance by any Note Party with respect to Sections 5.14(a)(C) or 5.26 of the First Lien Purchase Agreement, Sections 5.14(a)(3) or 5.27 of the Second Lien Purchase Agreement or Section 5.14(a)(3) of the Third Lien Exchange Agreement in any other instance or with respect to any other term, provision or condition of any of the Note Agreements or any other instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions and conditions of the Note Agreements shall remain in full force and effect and in all other respects are hereby ratified and confirmed, and nothing in this Amendment and Waiver shall be deemed to prejudice any right or remedy that any Holder may now have (except to the extent the same was based upon existing defaults that will not exist after giving effect to this Amendment and Waiver) or may have in the future under or in connection with any Note Agreement or any other instrument or agreement referred to therein.

Section 6.	Conditions Precedent.

(a)       First Lien. This Amendment and Waiver shall become effective with respect to the First Lien Purchase Agreement as of the date hereof when this Amendment and Waiver has been duly executed and delivered by Parent, NextWave, Broadband, the other guarantors signatory hereto and the Required Holders under each Note Agreement; provided, however, that Section 1(b) shall become effective as of the date hereof upon the due execution and delivery hereof by Holders of at least seventy-five percent (75%) of the aggregate Principal Amount of the outstanding Notes under the First Lien Purchase Agreement; provided, further, that Section 4(b)(i) shall become effective as of the Waiver Effective Date upon the due execution and delivery hereof by Holders of at least seventy-five percent (75%) of the aggregate Principal Amount of the outstanding Notes under the First Lien Purchase Agreement.

(b)       Second Lien. This Amendment and Waiver shall become effective with respect to the Second Lien Purchase Agreement as of the date hereof when this Amendment and Waiver has been duly executed and delivered by Parent, NextWave, Broadband, the other guarantors signatory hereto and the Required Holders under each Note Agreement; provided, however, that Section 2(a) shall become effective as of the date hereof upon the due execution and delivery hereof by Holders of at least seventy-five percent (75%) of the aggregate Principal Amount of the outstanding Notes under the

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Second Lien Purchase Agreement; provided, further, that Section 4(b)(ii) shall become effective as of the Waiver Effective Date upon the due execution and delivery hereof by Holders of at least seventy-five percent (75%) of the aggregate Principal Amount of the outstanding Notes under the Second Lien Purchase Agreement.

(c)       Third Lien. This Amendment and Waiver shall become effective with respect to the Third Lien Exchange Agreement as of the date hereof when this Amendment and Waiver has been duly executed and delivered by Parent, NextWave, Broadband, the other guarantors signatory hereto and the Required Holders under each Note Agreement.

(d)       Additional Provision with Respect to Waivers. The waivers set forth in Section 4 shall become effective with respect to the First Lien Notes, Second Lien Notes and/or Third Lien Notes to the extent and at the time the signatures of the requisite Holders of each series of such notes is obtained, without regard to the effectiveness of the remaining provisions of this Amendment and Waiver.

Section 7.       Representations and Warranties of Issuer and Guarantors. In order to induce the noteholders party hereto to enter into this Amendment and Waiver, NextWave, Parent, Broadband and the other Guarantors under each of the Note Agreements, by its execution of a counterpart of this Amendment and Waiver, represents and warrants that:

(a)       such Note Party has all requisite corporate, partnership or limited liability company power and authority, as applicable, to enter into this Amendment and Waiver and to carry out the transactions contemplated by, and perform its obligations under, the Note Agreements as amended by this Amendment and Waiver (the “Amended Agreements”);

(b)       the execution and delivery of this Amendment and Waiver and the performance of the Amended Agreements have been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, on the part of each of NextWave, Parent, Broadband and the other Guarantors;

(c)       the execution and delivery by such Note Party of this Amendment and Waiver and the performance by each of NextWave, Parent, Broadband and the other Guarantors of the Amended Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Note Party, or violate any Organizational Document of NextWave, Parent, Broadband or any other Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any FCC License, Spectrum Lease or other Material Contract of any Note Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Note Party (other than Liens pursuant to the Note Documents), or (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of any Note Party, except for such approvals or consents obtained on or before the date of this Amendment and Waiver;

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(d)       the execution and delivery by each of NextWave, Parent, Broadband and the other Guarantors of this Amendment and Waiver and the performance by each of NextWave, Parent, Broadband and the other Guarantors of the Amended Agreements do not require any Governmental Authorization by any Governmental Authority (including the FCC) except to the extent obtained on or before the date of this Amendment and Waiver;

(e)       this Amendment and Waiver has been duly executed and delivered by each of NextWave, Parent, Broadband and the other Guarantors and this Amendment and Waiver and the Amended Agreements are the legally valid and binding obligations of such Note Party, enforceable against such Note Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(f)        after giving effect to this Amendment and Waiver, no Default or Event of Default exists under the Note Agreements;

(g)       no Holder has received a fee in consideration of such Holder’s consent to this Amendment and Waiver;

(h)       after giving effect to this Amendment and Waiver, and as of each borrowing date under any Secured Working Capital Line or Incremental Indebtedness, all representations and warranties contained in each of the Note Agreements are and shall be true and correct in all material respects on and as of the date hereof and thereof, as the case may be, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and

(i)        after giving effect to this Amendment and Waiver, and as of each borrowing date under any Secured Working Capital Line or Incremental Indebtedness, it has performed or is in the process of performing in all material respects all agreements to be performed on its part as set forth in the Amended Agreements.

Section 8.       Consent to Amendment of First Lien Purchase Agreement, Second Lien Purchase Agreement and Third Lien Exchange Agreement. As of the date hereof, (a) the Required Holders under the First Lien Purchase Agreement hereby consent to the amendment of the Second Lien Purchase Agreement and the Third Lien Exchange Agreement on the terms and conditions set forth in this Amendment and Waiver, (b) the Required Holders under the Second Lien Purchase Agreement hereby consent to the amendment of the First Lien Purchase Agreement and Third Lien Exchange Agreement on the terms and conditions set forth in this Amendment and Waiver, and (c) the Required Holders under the Third Lien Exchange Agreement hereby consent to the amendment of the First Lien Purchase Agreement and the Second Lien Purchase Agreement on the terms and conditions set forth in this Amendment and Waiver.

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Section 9.       Acknowledgement of Security Interests. Each Note Party hereby acknowledges, confirms and agrees that the Collateral Agent, for itself and the benefit of the respective Holders, has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral granted to the Collateral Agent, for itself and the benefit of such Holders, pursuant to the respective Note Documents.

Section 10.     Guarantor Acknowledgment and Consent. Each guarantor (or pledgor) listed on the signatures pages hereof (each, a “Guarantor”) hereby acknowledges and agrees that any of the subsidiary, Guaranty and Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and Waiver. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreements and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date of this Amendment and Waiver to the same extent as though made on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Section 11.     Governing Law. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.	Miscellaneous.

(a)       Reference to and Effect on the Note Agreements and the Other Note Documents. On and after the date of this Amendment and Waiver, each reference in any Note Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to such Note Agreement, and each reference in the other Note Documents to the “Purchase Agreement”, “Exchange Agreement”, “thereunder”, “thereof” or words of like import referring to such Note Agreement shall mean and be a reference to the applicable Amended Agreement.

(b)       Except as specifically amended by this Amendment and Waiver, the Note Agreements and the other Note Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)       The execution, delivery and performance of this Amendment and Waiver shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Holder under, any Note Agreement or any of the other Note Documents.

Section 13.     Fees and Expenses. NextWave acknowledges that all costs, fees and expenses as described in Section 1.4 of the First Lien Purchase Agreement and Section 1.5 of the Second Lien Purchase Agreement incurred by the Holders with respect to this

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Amendment and Wavier and the documents and transactions contemplated hereby shall be for the account of NextWave. Parent and NextWave each acknowledge that all costs, fees and expenses as described in Section 1.5 of the Third Lien Exchange Agreement incurred by the Holders with respect to this Amendment and Wavier and the documents and transactions contemplated hereby shall be for the account of Parent and NextWave.

Section 14.     Headings. Section and subsection headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose or be given any substantive effect.

Section 15.     Counterparts. This Amendment and Waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver to be executed by their respective duly authorized officers as of the date first written above.

NEXTWAVE WIRELESS LLC

By: /s/ Francis J. Harding

Name: Francis J. Harding

Title: Executive Vice President

NEXTWAVE BROADBAND INC.,

NW SPECTRUM CO.,

AWS WIRELESS INC.,

PACKETVIDEO CORPORATION,

and

WCS WIRELESS LICENSE SUBSIDIARY, LLC

By: /s/ Frank A. Cassou

Name: Frank A. Cassou

Title: Executive Vice President

NEXTWAVE WIRELESS INC.

By: /s/ Francis J. Harding

Name: Francis J. Harding

Title: Executive Vice President

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]

REQUIRED NOTEHOLDERS

FIRST LIEN NOTEHOLDERS

AVENUE INVESTMENTS, L.P.

By:/s/ Sonia Gardner

Name: Sonia Gardner
Title: President & Managing Partner

Check Box for PIK Note Consent: [ X ]

Aggregate Principal Amount of Notes: $107,094,000.00

DK ACQUISITION PARTNERS, L.P.

By:__________________

Name:
Title:
Check Box for PIK Note Consent: [	]

Aggregate Principal Amount of Notes: $42,837,600.00

HIGHBRIDGE INTERNATIONAL LLC

By: Highbridge Capital Management, LLC

Its Trading Manager

By:  /s/Richard Potapchuk

Name: Richard Potapchuk
Title: Managing Director
Check Box for PIK Note Consent: [	]

Aggregate Principal Amount of Notes: $12,239,314.29

INVESTCORP INTERLACHEN MULTI-

STRATEGY MASTER FUND LIMITED

By:/s/ Gregg T. Colburn

Name: Gregg T. Colburn
Title: Authorized Signatory
Check Box for PIK Note Consent: [	]

Aggregate Principal Amount of Notes: $3,671,794.29

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]

POLYGON DEBT HOLDINGS LIMITED

By:/s/ Michael T. Moore

Name: Michael T. Moore
Title: Authorized Signatory
Check Box for PIK Note Consent: [	]

Aggregate Principal Amount of Notes: $12,851,280.00

SILVER OAK CAPITAL, L.L.C.

By:  /s/ Thomas M. Fuller

Name: Thomas M. Fuller
Title: Authorized Signatory
Check Box for PIK Note Consent: [	]

Aggregate Principal Amount of Notes: $35,494,011.43

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]

SECOND LIEN NOTEHOLDERS

AVENUE AIV US, L.P.

By: Avenue AIV US Genpar, LLC, its General Partner

By:/s/ Sonia Gardner

Name: Sonia Gardner
Title: President & Managing Partner

SOLA LTD

By:/s/ Chris Pucillo

Name: Chris Pucillo
Title: Director

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]

THIRD LIEN NOTEHOLDERS

AVENUE CDP GLOBAL OPPORTUNITIES FUND,

L.P.

By: Avenue Global Opportunities Fund GenPar, LLC, its General Partner

By:/s/ Sonia Gardner

Name: Sonia Gardner
Title: President & Managing Partner

AVENUE INTERNATIONAL MASTER L.P.

By: Avenue International Master Fund GenPar, Ltd., its General Partner

By:/s/ Sonia Gardner

Name: Sonia Gardner
Title: President & Managing Partner

AVENUE INVESTMENTS, L.P.

By: Avenue Partners, LLC, its General Partner

By:/s/ Sonia Gardner

Name: Sonia Gardner
Title: President & Managing Partner

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

By: Avenue Capital Partners IV, LLC, its General

Partner

By: GL Partners IV, LLC, its Managing Member

By: /s/ Sonia Gardner

Name: Sonia Gardner
Title: President & Managing Partner

D.E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By: __________________

Name:
Title:

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]

D.E. SHAW VALENCE PORTFOLIOS, L.L.C.

By: D.E. Shaw & Co., L.P., as managing member

By: __________________

Name:
Title:

KEVIN FINN & MADELINE MARIN FINN LIVING TRUST

By:  /s/ Kevin Finn

Name: Kevin Finn
Title: Trustee

HIGHBRIDGE CONVERTIBLE ARBITRAGE MASTER FUND, L.P.

By: Highbridge Capital Management, LLC

Its Trading Manager

By:  /s/Richard Potapchuk

Name: Richard Potapchuk
Title: Managing Director

HIGHBRIDGE INTERNATIONAL LLC

By: Highbridge Capital Management, LLC

Its Trading Manager

By:  /s/Richard Potapchuk

Name: Richard Potapchuk
Title: Managing Director

INVESTCORP INTERLACHEN MULTI-STRATEGY MASTER FUND LIMITED

By: Interlachen Capital Group LP, Authorized Signatory

By:/s/ Gregg T. Colburn

Name: Gregg T. Colburn
Title: Authorized Signatory

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]

/s/ Douglas F. Manchester

Douglas F. Manchester

NAVATION INC.

By: /s/ Allen Salmasi

Name: Allen Salmasi
Title: CEO

PERMAL YORK LIMITED

By: JGD Management Corp., its Investment Manager

By:/s/ Adam J. Semler

Name: Adam J. Semler
Title: CFO of its investment manager

SOLA LTD

By:/s/ Chris Pucillo

Name: Chris Pucillo
Title: Director

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:/s/ Chris Pucillo

Name: Chris Pucillo
Title: Director

KINGS ROAD INVESTMENTS LTD.

By:/s/ Michael T. Moore

Name: Michael T. Moore
Title: Authorized Signatory

YORK CAPITAL MANAGEMENT, L.P.

By: Dinan Management, LLC

By: /s/ Adam J. Semler

Name: Adam J. Semler
Title: CFO of its general partner

YORK CREDIT OPPORTUNITIES FUND, L.P.

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]

By: York Credit Opportunities Domestic Holdings, LLC, its General Partner

By:/s/ Adam J. Semler

Name: Adam J. Semler
Title: CFO of its general partner

YORK CREDIT OPPORTUNITIES UNIT TRUST

By: York Credit Opportunities Offshore Holdings, LLC, its Investment Manager

By:/s/ Adam J. Semler

Name: Adam J. Semler
Title: CFO of its investment manager

YORK GLOBAL VALUE PARTNERS, L.P.

By: York Global Value Holdings, LLC, its General Partner

By:/s/ Adam J. Semler

Name: Adam J. Semler
Title: CFO of its general partner

YORK INVESTMENT LIMITED

By: York Offshore Holdings, Ltd., its Investment Manager

By:/s/ Adam J. Semler

Name: Adam J. Semler
Title: CFO of its investment manager

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]

YORK SELECT, L.P.

By: York Select Domestic Holdings, LLC, its General

Partner

By:/s/ Adam J. Semler

Name: Adam J. Semler
Title: CFO of its general partner

YORK SELECT UNIT TRUST

By: York Select Offshore Holdings, LLC, its Investment Manager

By:/s/ Adam J. Semler

Name: Adam J. Semler
Title: CFO of its investment manager

[SIGNATURE PAGE TO NOTEHOLDER AMENDMENT AND LIMITED WAIVER]